UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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REGIONS FINANCIAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203

Supplement Dated March 13, 2020
To the Proxy Statement Dated March 6, 2020
For the 2020 Annual Meeting of Shareholders
To be held Wednesday, April 22, 2020

On March 6, 2020, Regions Financial Corporation (“Regions”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders to be held on April 22, 2020. Regions is providing this supplement to correct inadvertent typographical errors related solely to previously disclosed 2017 compensation for two executives in the table appearing on page 102 of the Proxy Statement under the heading “Summary Compensation Table.” The corrected table, with footnotes provided for convenience, is below and replaces the original table in the Proxy Statement in its entirety.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
John M. Turner, Jr. President and Chief Executive Officer	2019	968,750	—	2,835,476	—	2,295,559	6,821,591	193,891	13,115,267
	2018	806,250	—	1,098,317	—	2,230,019	3,142,908	120,129	7,397,623
	2017	585,000	—	790,790	—	1,339,896	1,527,838	101,214	4,344,738
David J. Turner, Jr. Chief Financial Officer	2019	664,200	—	907,369	—	1,320,656	1,526,566	120,101	4,538,892
	2018	664,200	—	878,653	—	1,683,937	140,855	92,790	3,460,436
	2017	660,150	—	790,790	—	1,540,806	885,279	97,843	3,974,868
John B. Owen Chief Operating Officer	2019	700,000	—	907,369	—	1,379,335	3,333,674	125,670	6,446,048
	2018	695,150	—	878,653	—	1,763,088	1,172,687	106,756	4,616,334
	2017	676,450	—	790,790	—	1,591,297	1,459,534	93,121	4,611,192
C. Matthew Lusco Chief Risk Officer	2019	584,250	—	777,745	—	1,196,420	1,263,719	121,882	3,944,016
	2018	584,250	—	753,132	—	1,541,426	756,268	99,485	3,734,560
	2017	580,688	—	790,790	—	1,403,486	403,527	100,628	3,279,119
Fournier J. Gale, III General Counsel and Corporate Secretary	2019	584,045	—	777,745	—	1,155,861	—	132,912	2,650,563
	2018	584,045	—	753,132	—	1,395,911	—	120,646	2,853,734
	2017	581,534	—	790,790	—	1,285,758	—	124,564	2,782,646

(1)
As reflected in the following table, amounts in this column are the grant date fair value of awards computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. See Note 17, “Share-Based Payments,” to the consolidated financial statements included in our Annual Report on Form 10-K filed February 21, 2020, for additional information about how the grant date fair value of these awards is determined.

	2019 Annual Equity Grant (PSUs & RSUs)				Total Stock Awards Value ($)
	PSUs ($/units) (a)		RSUs ($/units) (b)
Name	Performance Stock Units ($)	Performance Stock Units (#)	Restricted Stock Units ($)	Restricted Stock Units (#)
John M. Turner, Jr.	1,417,738	96,642	1,417,738	96,642	2,835,476
David J. Turner, Jr.	453,684	30,926	453,684	30,926	907,369
John B. Owen	453,684	30,926	453,684	30,926	907,369
C. Matthew Lusco	388,872	26,508	388,872	26,508	777,745
Fournier J. Gale, III	388,872	26,508	388,872	26,508	777,745

(a)
The amounts in this column reflect the number of units granted and the grant date fair value of PSUs based on the probable outcome of the performance conditions. Actual payout under these awards can range from 0% to 150% of target based on performance metrics of absolute and relative Earnings Per Share Growth (“EPS Growth”) and Return on Average Tangible Common Equity (“ROATCE”) established at grant. The maximum award value for the PSUs (determined as described on pages 90-92) is $2,126,607 for Mr. J. Turner, $680,527 each for Mr. D. Turner and Mr. Owen, and $583,309 each for Mr. Lusco and Mr. Gale.

(b)	The amounts in this column represent the number of units granted and the grant date fair value of RSUs that cliff vest at the end of the three-year vesting period ending April 1, 2022.

(2)
This amount represents annual cash incentives for 2019 performance plus the value of the 2017 Performance Cash Units based on certification of performance goals as of the three-year period ending on December 31, 2019, and will be vested based on service effective April 3, 2020. The following table sets forth the details of these awards:

	Non-equity Incentive Plan Compensation
Name	2019 Annual Cash Incentive ($)	Value of 2017 Performance Cash Units at 12/31/19 ($) (a)	Total ($)
John M. Turner Jr.	1,839,559	456,000	2,295,559
David J. Turner, Jr.	864,656	456,000	1,320,656
John B. Owen	923,335	456,000	1,379,335
C. Matthew Lusco	740,420	456,000	1,196,420
Fournier J. Gale, III	699,861	456,000	1,155,861

(a)
This column reflects 114% of target earned at December 31, 2019. Grants to Mr. J. Turner and Mr. Lusco are subject to service vesting requirements until April 1, 2020 (the third anniversary of the date of grant).

(3)
This amount includes benefits for Mr. J. Turner and Mr. Owen described on pages 93-94 and 107-109, which are subject to significant vesting requirements that have not yet been met. Therefore, all of the change in benefit for Mr. J. Turner and Mr. Owen would not be payable at the present time if they left the Company. Mr. D. Turner and Mr. Lusco are fully vested in their benefits.

(4)    All other compensation consists of the following:

Name	Life Insurance, Perquisites and Other Personal Benefits ($)(a)	Matching Contributions Under Qualified Savings Plans ($)	Matching Contributions Under Nonqualified Savings Plans ($)	Non-Elective Contributions under the Qualified and Nonqualified 401(k) plans ($)	Total All Other Compensation ($)
John M. Turner, Jr.	47,103	14,000	127,188	5,600	193,891
David J. Turner, Jr.	27,694	14,000	78,407	—	120,101
John B. Owen	21,915	15,200	82,955	5,600	125,670
C. Matthew Lusco	37,030	18,000	61,252	5,600	121,882
Fournier J. Gale, III	22,390	15,200	63,223	32,099	132,912

(a)
The 2019 amount includes the value of items such as financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, and matching charitable gift contributions. For Mr. J. Turner, the value for personal use of the corporate aircraft in 2019 was $16,500, and the value of personal financial planning services was $16,915.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

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